Exhibit 23.2

January 28, 2010

Mr. Richard M. Grubel

Senior Vice President

The PBSJ Corporation

2001 NW 107th Avenue

Miami, FL 33172

Consent of Independent Appraisal Firm

We hereby consent to the reference to Matheson Financial Advisors, Inc. and to the incorporation of information contained in our Valuation Report dated January 11, 2010 in the Quarterly Report on Form 10-Q of The PBSJ Corporation for the quarter ended December 31, 2009, to which this consent is an exhibit.

Respectfully,

MATHESON FINANCIAL ADVISORS, INC.

Colvin T. Matheson, CFA
Managing Director

1313 Dolley Madison Blvd., Suite 305, McLean, VA 22101

ph. 703.760.9120    fx. 703.760.9121    www.mathesonadvisors.com